                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                            CURRENT REPORT PURSUANT

                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): NOT APPLICABLE



                           LYONDELL CHEMICAL COMPANY
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

          1-10145                                95-4160558
  (Commission File Number)           (I.R.S. Employer Identification No.)




1221 MCKINNEY STREET, SUITE 700, HOUSTON, TEXAS             77010
               (Address of principal executive offices)        (Zip Code)


                                (713) 652-7200
             (Registrant's telephone number, including area code)

                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS.

     The following slide was presented by Robert T. Blakely, Executive Vice President and Chief Executive Officer of Lyondell Chemical Company ("Lyondell"), as part of a presentation to analysts and investors at a Merrill Lynch Chemical Conference in New York City, New York on March 14, 2000. It represents an accretion analysis on a 1999 unaudited pro forma basis for the previously disclosed proposed sale by Lyondell of its polyols business, including an ownership interest in its propylene oxide business, to Bayer AG and Bayer Corporation. The pro forma data assume that the net proceeds of $2 billion were used to retire debt in accordance with the provisions of Lyondell's credit facility and debt covenants.

                ACCRETION OF $0.69 PER SHARE FROM THE BAYER DEAL
                             (1999 PRO FORMA BASIS)

                                            $MM     EPS
                                           -----   ------

1999 Reported Net Loss (before
 extraordinary item)....................    (80)   (0.77)

   Impact of Sale of Polyols Business...    (76)   (0.74)

   Reduction of Interest Expense........    142     1.38

   Reduction of Goodwill Amortization...      6     0.06
                                           ----    -----
1999 Pro Forma net Loss (before
  extraordinary item)...................     (8)   (0.08)

Note:  Assumes asset sale occurred on January 1, 1999.


     On a 1999 basis the transaction is accretive to earnings by 60 to 70 cents per share, from a reported loss of 77 cents per share to a pro forma loss of 8 cents per share. The after-tax savings in interest expense resulting from the debt pay-down is about $60 to $70 million greater than the net income given up in the polyols business for 1999, and the Company expects to save $30 to 40 million annually in capital associated with the polyols business.

     The unaudited pro forma data presented above are not necessarily indicative of the results of operations of Lyondell that would have occurred had such transactions actually been consummated as of the indicated dates nor are they necessarily indicative of future results. The pro forma data also make certain assumptions regarding the final agreements related to the transaction, some of which have not been concluded to date. The final agreements could yield results that differ from the data presented above. However, such changes are not expected to be material.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LYONDELL CHEMICAL COMPANY


                                       By:  /s/ Gerald A. O'Brien
                                          ------------------------------------
                                         Gerald A. O'Brien
                                         Vice President, Deputy General Counsel
                                            and Secretary


Date: March 14, 2000